UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 2008

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  (Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03             Material Modification to Rights of Securities Holders

On April 4, 2008, HKN, Inc. (“the Company”) amended its existing Rights Agreement to extend the final expiration date of the rights issued thereunder (“Rights”) from April 6, 2008 to April 6, 2018.

The Company initially entered into the Rights Agreement on April 6, 1998 and declared a dividend of one Right per share of Common Stock to holders of record on April 17, 1998.  Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Preferred Stock of the Company as more fully described in the Rights Agreement.  The Rights are attached to all shares of Common Stock outstanding, and no separate certificates evidencing the Rights have been distributed. The Rights will separate from the Common Stock only upon certain potential change of control events as described in the Rights Agreement.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

4.1           Amendment to Rights Agreement, dated April 4, 2008

99.1         Press Release dated April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, INC.
(Registrant)

Date:	April 4, 2008	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Secretary and General Counsel